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                                                                   EXHIBIT 4.1.1

                          FIFTH SUPPLEMENTAL INDENTURE
             TO INDENTURE DATED MARCH 15, 1997 (7-7/8% SECURITIES)


                  FIFTH SUPPLEMENTAL INDENTURE dated as of November 19, 1999, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee to the Indenture (the "Trustee"), and CHESAPEAKE ROYALTY COMPANY, an Oklahoma corporation ("CRC").

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture, pursuant to the provisions of which the Company has heretofore issued $150,000,000 in aggregate principal amount of the Securities;

                  WHEREAS, the Company has formed CRC as a wholly owned Subsidiary of the Company and the Board of Directors of the Company has adopted resolutions designating CRC as a Restricted Subsidiary, as that term is defined in the Indenture;

                  WHEREAS, Chesapeake Gothic Corp., an Oklahoma corporation ("CGC"), is a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture, and CGC has directly or indirectly merged with and into Chesapeake Mid-Continent Corp., an Oklahoma corporation ("CMCC"), and CMCC is the surviving entity, a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture;

                  WHEREAS, Chesapeake Acquisitions, Ltd., an Alberta, Canada corporation ("CAL"), is a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture, and CAL has directly or indirectly merged with and into Chesapeake Canada Corporation, an Alberta, Canada corporation ("CCC"), and CCC is the surviving entity, a Restricted Subsidiary of the Company and a Subsidiary Guarantor under the Indenture;

                  WHEREAS, Section 10.3(b) of the Indenture provides, among other things, that the Company will cause each Subsidiary that shall become a Restricted Subsidiary after the Issue Date to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Securities pursuant to the terms of the Indenture;

                  WHEREAS, Section 10.3(c) of the Indenture provides, among other things, that a Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture which is in form and substance satisfactory to the Trustee and which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officer's Certificate that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person;


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                  WHEREAS, Section 10.2(a) of the Indenture provides, among
other things, that no Subsidiary Guarantor may consolidate or merge with or into another corporation, entity or Person unless (i) the entity or Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Securities and the Indenture and (ii) immediately after such transaction, no Default or Event of Default exists;

                  WHEREAS, no Default or Event of Default exists immediately after the merger of CGC into CMCC and no Default or Event of Default exists immediately after the merger of CAL into CCC;

                  WHEREAS, the form and substance of this Fifth Supplemental Indenture are satisfactory to the Trustee;

                  WHEREAS, contemporaneously herewith, there are being delivered to the Trustee executed opinions of counsel and officers' certificate's proper in form and substance;

                  WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Trustee, the Subsidiary Guarantors and the Company may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition or release of any Subsidiary Guarantor, as provided for by the Indenture; and

                  WHEREAS, the execution and delivery of this Fifth Supplemental Indenture have been duly authorized by the Company, the Subsidiary Guarantors and CRC and all actions necessary to make this Fifth Supplemental Indenture a valid and binding instrument according to its terms and the terms of the Original Indenture have been performed.

                  NOW, THEREFORE, BY THIS FIFTH SUPPLEMENTAL INDENTURE, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company, the Subsidiary Guarantors and CRC covenant and agree with the Trustee, for the equal benefit of all present and future Holders of the Securities, as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 The definitions set forth in or incorporated by reference in Article I of the Indenture shall be applicable to this Fifth Supplemental Indenture, as fully and to the same extent as if set forth herein, except as otherwise expressly provided herein. As used in this Fifth Supplemental Indenture, the following terms shall have the following meanings:

                  "Indenture" means the Original Indenture, as amended by this Fifth Supplemental Indenture, relating to the Securities.


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                  "Original Indenture" means the Indenture dated as of March 15,
1997, among the Company, the Subsidiary Guarantors listed as signatories thereto and the Trustee, relating to the Securities, as amended by: (i) that certain First Supplemental Indenture dated as of December 17, 1997, (ii) that certain Second Supplemental Indenture dated as of February 16, 1998, (iii) that certain Third Supplemental Indenture dated as of April 22, 1998, and (iv) that certain Fourth Supplemental Indenture dated as of July 1, 1998.

                                   ARTICLE II

                        ADDITION OF SUBSIDIARY GUARANTOR

                  SECTION 2.1 As a Subsidiary Guarantor, CRC hereby: (a) unconditionally guarantees to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities to the extent lawful, all in accordance with the terms and subject to the limitations of the Indenture as if CRC had been an original party thereto; and (b) subjects CRC to the provisions (including the representations and warranties) of the Indenture as a Subsidiary Guarantor.

                                   ARTICLE III

                         RELEASE OF SUBSIDIARY GUARANTOR

                  SECTION 3.1 As a result of the direct or indirect merger with CMCC, which constitutes a merger with a Subsidiary Guarantor under Section 10.2(a) of the Indenture, CGC shall for all purposes be released as a Subsidiary Guarantor from all of its Guarantee and related obligations in the Indenture, pursuant to Section 10.4(b) of the Indenture and, as a result of the direct or indirect merger with CCC, which constitutes a merger with a Subsidiary Guarantor under Section 10.2(a) of the Indenture, CAL shall for all purposes be released as a Subsidiary Guarantor from all of its Guarantee and related obligations in the Indenture, pursuant to Section 10.4(b) of the Indenture.

                  SECTION 3.2 The notation on the Securities relating to the Guarantee shall be deemed to exclude the names of CGC and CAL and the signature of an Officer on behalf of CGC and CAL.

                                   ARTICLE IV

                            ASSUMPTION OF OBLIGATIONS

                  SECTION 4.1 As the surviving entity in its merger with CGC and as a Subsidiary Guarantor, CMCC hereby agrees to assume all the obligations of CGC and, as the surviving entity in its merger with CAL and as a Subsidiary Guarantor, CCC hereby agrees to assume all the obligations of CAL.


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                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1 This Fifth Supplemental Indenture is a supplemental indenture pursuant to Section 9.1 of the Indenture. Upon execution and delivery of this Fifth Supplemental Indenture, the terms and conditions of this Fifth Supplemental Indenture will be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Fifth Supplemental Indenture will control.

                  SECTION 5.2 Except as they have been modified in this Fifth Supplemental Indenture, each and every term and provision of the Indenture shall remain in full force and effect.

                  SECTION 5.3 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 5.4 This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principals of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.


                                       CHESAPEAKE ENERGY CORPORATION, an
                                       Oklahoma corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       CHESAPEAKE ROYALTY COMPANY, an
                                       Oklahoma corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


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                                       UNITED STATES TRUST COMPANY OF NEW YORK,
                                       a New York corporation, as Trustee


                                       By /s/ Louis P. Young
                                          --------------------------------------
                                          Name: Louis P. Young
                                                --------------------------------
                                          Title: Vice President
                                                 -------------------------------

                                       SUBSIDIARY GUARANTORS


                                       CHESAPEAKE OPERATING, INC., an Oklahoma
                                       corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP, an Oklahoma limited partnership

                                       By  Chesapeake Operating, Inc., an
                                           Oklahoma corporation, Sole General
                                           Partner


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       CHESAPEAKE ACQUISITION CORPORATION, an
                                       Oklahoma corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon, President


                                       CHESAPEAKE MID-CONTINENT CORP., an
                                       Oklahoma corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon, President


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                                       CHESAPEAKE EXPLORATION LIMITED
                                       PARTNERSHIP, an Oklahoma limited
                                       partnership

                                       By  Chesapeake Operating, Inc., an
                                           Oklahoma corporation, Sole General
                                           Partner


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       CHESAPEAKE ENERGY LOUISIANA CORPORATION, an Oklahoma corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       CHESAPEAKE CANADA CORPORATION, an
                                       Alberta, Canada corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       CHESAPEAKE LOUISIANA, L.P., an Oklahoma
                                       limited partnership

                                       By  Chesapeake Operating, Inc., an
                                           Oklahoma corporation, Sole General
                                           Partner


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer


                                       THE AMES COMPANY, INC., an Oklahoma
                                       corporation


                                       By /s/ Aubrey K. McClendon
                                          --------------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer



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